Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements for the year ended December 31, 2008 of China Technology Development Group Corporation and subsidiaries dated June 26, 2009, appearing in the Annual Report on Form 20-F of the China Technology Development Group Corporation for the year ended December 31, 2010.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shenzhen, China
June 28, 2011